Exhibit 99.1

Investor Relations Contact:
Calvin Fudge
NEON Systems, Inc.
(281) 491-4200 (U.S.)
calvin.fudge@neonsys.com

NEON SYSTEMS ANNOUNCES FISCAL 2005

SECOND QUARTER FINANCIAL RESULTS

SUGAR LAND, TX (November 15, 2004) - NEON Systems, Inc. (Nasdaq: NEON) today announced financial results for its fiscal year 2005 second quarter ended September 30, 2004. Total revenue for the second quarter of fiscal 2005 was $3.8 million compared to $3.6 million in the second quarter of the prior year. Net loss for the second quarter of fiscal year 2005 was $566,000 or $0.06 per share on a diluted basis, compared to net income of $37,000, or $0.00 per share, for the corresponding period in the prior year. Operating loss for the second quarter of fiscal 2005 was $635,000 compared to an operating loss of $133,000 for the corresponding period in the prior year.

For the six months ended September 30, 2004, total revenue was $7.3 million as compared to $7.7 million for the corresponding period in the prior year. Net income for the six months ended September 30, 2004 was $401,000 compared to net income of $192,000 for the first six months of fiscal year 2004. Operating loss for the first six months of fiscal year 2005 was $928,000 compared to $77,000 for the comparable period in fiscal year 2004.

In June 2004, NEON announced that during the fourth quarter of fiscal 2004 the Company entered into a significant enterprise-wide license and maintenance agreement with one of its largest customers. The contract has an aggregate value of $2,900,000 and provides services through March 31, 2008. All software products licensed by the customer were delivered by October 1, 2004.  In accordance with NEON’s revenue recognition policy, the Company determined that the entire contract value will be amortized on a straight-line basis over the remaining term of the agreement, beginning on October 1, 2004.

“In the second quarter, NEON made significant progress toward integrating the recently-acquired InnerAccess Technologies into our organization.  Response to the launch of Shadow z/Services has exceeded our expectations, and we feel confident that our new product offerings reinforce our overall vision of becoming the dominant ISV for mainframe integration. We believe that our internal progress will become increasingly visible to the investment community during the remainder of this fiscal year and thereafter.,” said Mark Cresswell, President and Chief Executive Officer.

NEON FY 2005 Q2- FINANCIAL EARNINGS /add1

SECOND QUARTER HIGHLIGHTS

•        NEON closed its acquisition of InnerAccess Technologies Inc., a privately-held mainframe integration software company based in Toronto, Ontario with development resources in Quebec City, Quebec, effective as of

July 14, 2004. InnerAccess was known for its innovative mainframe Web services technology and OCA Extensions for Advantage CA-IDMS.

•        NEON reinforced its support for Service-Oriented Architectures (SOA) with the launch of its new mainframe Web services product, Shadow z/Services - a fast deploying SOAP interface to allow organizations to more readily re-use mainframe application logic and screen-based applications.

•        NEON released Shadow Studio, a new graphical tool based on the Eclipse framework to simplify mainframe integration and accelerate composite application development.

•        NEON continued to grow new licenses within the financial services vertical market, recording new sales for its Shadow OCA Extenders, which increase the functionality and connectivity options for organizations with Advantage CA-IDMS environments.

•        NEON expanded its global partner network and support for its mainframe Web services and capability for capturing mainframe events with the addition of three new strategic partners: Above All Software, which offers a complete solution for the rapid assembly of composite applications; Cape Clear Software, a fully-featured ESB that enables the rapid integration of applications and data using SOA and Web Services; and Synthean, Inc., a premier provider of composite application and process management.

•        NEON continued to grow its base of mainframe integration business in Asia Pacific with the addition of a new customer in Japan, the Japan Research Institute.

•        NEON increased its base of customers in the global telecommunications industry with the addition of Eircom - Ireland’s biggest telecommunications provider

CONFERENCE CALL

NEON’s management team will host a conference call at 4:00 p.m. (EST) on Monday, November 15, 2004 to discuss its fiscal year 2005 second quarter financial results. Domestic participants may reach the conference call by calling (866-206-6509), passcode (595420). International participants should dial (703-639-1108), passcode (595420). All participants may also listen through a link on the Investor Relations page on the NEON Systems website at http://www.neonsys.com/about_us/investor_relations.asp. Please go to the Website at least fifteen minutes prior to the call to register, download and install any necessary audio software.  The conference call will be available until November 22 2004 for replay on NEON Systems’ website at http://www.neonsys.com/about_us/investor_relations.asp or by calling (888-266-2081), passcode (595420) or for international calls (703-925-2533), passcode (595420).

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NEON FY 2005 Q2- FINANCIAL EARNINGS /add2

About NEON Systems

NEON Systems, Inc. (Nasdaq: NEON) is a leading provider of enterprise-class mainframe integration solutions, delivering a unified mainframe integration platform to support the entire range of requirements for modern Service-Oriented Architectures (SOA) and emerging Event-Driven Architectures (EDA).  NEON’s Shadow technology is designed to reduce the complexity of mainframe integration, allowing large organizations with significant commitment to mainframe systems to streamline incumbent technologies and lower total cost of ownership. With decades of mainframe expertise, NEON is uniquely qualified to reduce the risk organizations face when supporting new business initiatives that integrate with mainframe systems. For more information on the future of mainframe integration, see our website at www.neonsys.com.

# # #

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby and the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of management, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: development by competitors of new or competitive products or services, the entry into the market by new competitors, the ability to recruit and retain qualified personnel, the ability to retain customers or attract customers from other businesses, the uncertainties of whether new software products and product strategies will be successful, the sufficiency of NEON Systems’ working capital and market and general economic conditions. Please refer to the risk factors described in NEON Systems’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on June 29, 2004 for a detailed description of these risks and others that could cause actual results to differ materially from the forward-looking statements.

The NEON logo, Shadow, Shadow Direct and Shadow Web Server are registered trademarks, and Shadow Connect, Shadow Event Publisher, Shadow Event Connect and Shadow Console are trademarks of NEON Systems, Inc. in the USA and in other select countries.  All other trademarks, service marks and product or service names are the property of their respective owners.

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	SEPTEMBER 30, 2004	MARCH 31, 2004
	(UNAUDITED)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$22,315	$20,899
Accounts receivable, net	4,368	6,150
Other current assets	1,129	1,232
Total current assets	27,812	28,281

Property and equipment, net	610	475
Note receivable, net	4,260	7,760
Acquired intangibles, net	3,492	—
Goodwill	1,308	—
Other assets	390	341
Total assets	$37,872	$36,857

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$505	$298
Accrued expenses and other	1,414	2,733
Deferred revenue	5,386	7,540
Total current liabilities	7,305	10,571

Long-term debt and capital lease	69	—
Deferred revenue – long term	3,270	931
Accrued restructuring expenses – long term	903	898
Total liabilities	11,547	12,400

STOCKHOLDERS’ EQUITY:
Preferred stock, $.01 par value. Authorized 10,000,000 shares; no shares issued and outstanding	—	—
Common stock, $.01 par value. Authorized 30,000,000 shares; 9,324,209 and 8,914,547 shares issued and outstanding at September 30, 2004 and March 31, 2004, respectively	102	98
Additional paid-in capital	53,168	51,696
Treasury Stock, 913,400 shares at cost	(2,649)	(2,649)
Accumulated other comprehensive loss	(430)	(421)
Accumulated deficit	(23,866)	(24,267)
Total stockholders’ equity	26,325	24,457
Commitments and contingencies
Total liabilities and stockholders’ equity	$37,872	$36,857

NEON SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	THREE MONTHS ENDED SEPTEMBER 30,		SIX MONTHS ENDED SEPTEMBER 30,
	2004	2003	2004	2003
Revenues:
License	$1,186	$1,138	$2,289	$2,698
Maintenance	2,570	2,450	5,037	5,030
Total revenues	3,756	3,588	7,326	7,728

Cost of revenues:
Cost of licenses	164	—	196	83
Cost of maintenance	373	361	736	735
Total cost of revenues	537	361	932	818

Gross profit	3,219	3,227	6,394	6,910

Operating expenses:
Sales and marketing	1,658	1,337	3,241	3,012
Research and development	1,294	1,122	2,278	2,294
General and administrative	902	901	1,803	1,681
Total operating expenses	3,854	3,360	7,322	6,987

Operating loss	(635)	(133)	(928)	(77)

Gain on sale of notes receivable	—	—	1,215	—
Interest and other income, net	69	117	114	170
Income (loss) from continuing operations before income taxes	(566)	(16)	401	93

Provision for income taxes	—	—	—	—
Income (loss) from continuing operations	(566)	(16)	401	93
Gain from discontinued operations, net	—	53	—	99
Net income (loss)	$(566)	$37	$401	$192

Earnings (loss) per common share —Basic:
Income (loss) from continuing operations	$(0.06)	$—	$0.04	$0.01

Gain from discontinued operations, net	—	—	—	0.01
Net income (loss)	$(0.06)	$—	$0.04	$0.02

Earnings (loss) per common share —Diluted:
Income (loss) from continuing operations	$(0.06)	$—	$0.04	$0.01

Gain from discontinued operations, net	—	—	—	0.01

Net income (loss)	$(0.06)	$—	$0.04	$0.02

Weighted average shares outstanding:
Basic	9,266	8,842	9,092	8,820
Diluted	9,266	8,842	9,459	9,182